Greenhill & Co., Inc.
300 Park Avenue
New York, NY 10022

September 22, 2008

GHL Acquisition Corp.
300 Park Avenue
New York, NY 10022

Iridium Holdings LLC
6707 Democracy Boulevard, Suite 300
Bethesda, MD 20817

Ladies and Gentlemen:

Reference is made to the Transaction Agreement, dated September 22, 2008, among GHL Acquisition Corp. (the “Company”), Iridium Holdings LLC and the sellers listed on the signature pages thereto (the “Transaction Agreement”).

Subject to and simultaneously with the closing under the Transaction Agreement, Greenhill & Co., Inc. will forfeit (a) 1,441,176 shares of common stock of the Company originally purchased as part of a unit purchase on November 12, 2007 (the “Unit Purchase”), (b) 8,369,563 warrants of the Company originally purchased as part of the Unit Purchase and (c) 2,000,000 warrants of the Company originally purchased in a private placement consummated on February 21, 2008.

In the event that the Transaction Agreement is terminated in accordance with its terms, this letter agreement shall terminate immediately and have no further force or effect.

This letter agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.  This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows]

If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing and returning the enclosed copy of this letter agreement.

GREENHILL & CO., INC.

By:	/s/ Scott Bok
Name: Scott Bok
Title: Co-Chief Executive Officer

Agreed to and Acknowledged as of this 22nd day of September, 2008:

GHL ACQUISITION CORP.

By:	/s/ Robert Niehaus
Name: Robert Niehaus
Title: Senior Vice President

IRIDIUM HOLDINGS LLC

By:	/s/ Matthew J. Desch
Name: Matthew J. Desch
Title: Chief Executive Officer

[Signature Page to the Forfeiture Side Letter]